LIBERTY PROPERTY TRUST

LIBERTY PROPERTY TRUST
650 E. SWEDESFORD RD.
WAYNE, PA 19087

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on January 29, 2020 for shares held directly and by 11:59 p.m. Eastern Time on January 27, 2020 for shares held in the Liberty Property Trust 401(k) Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on January 29, 2020 for shares held directly and by 11:59 p.m. Eastern Time on January 27, 2020 for shares held in the Liberty Property Trust 401(k) Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E88218-S94424

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LIBERTY PROPERTY TRUST

The Board of Trustees recommends you vote FOR proposals 1, 2 and 3.

	For	Against	Abstain
1. To approve the merger of a newly created indirect wholly owned subsidiary of Liberty Property Trust ("Liberty") with and into Liberty, with Liberty continuing as the surviving entity and as an indirect wholly owned subsidiary of Leaf Holdco Property Trust, a Maryland real estate investment trust ("New Liberty Holdco") and current wholly owned subsidiary of Liberty, followed by the merger of New Liberty Holdco with and into Lambda REIT Acquisition LLC, a Maryland limited liability company ("Prologis Merger Sub") and a wholly owned subsidiary of Prologis, Inc. ("Prologis"), with Prologis Merger Sub continuing as the surviving company, pursuant to which each outstanding Liberty common share of beneficial interest will be converted into the right to receive 0.675 of a newly issued share of Prologis common stock ("Company Mergers"), in each case, pursuant to, and on the terms and conditions set forth in, the Agreement and Plan of Merger, dated as of October 27, 2019, as it may be amended from time to time, by and among Liberty, Liberty Property Limited Partnership, New Liberty Holdco, Prologis, Prologis, L.P., Prologis Merger Sub and Lambda OP Acquisition LLC (the "merger agreement").	☐	☐	☐
2. To approve a non-binding advisory proposal to approve certain compensation that may be paid or become payable to certain named executive officers of Liberty in connection with the Company Mergers and the other transactions contemplated by the merger agreement.	☐	☐	☐
3. To approve one or more adjournments of the Liberty special meeting to another date, time or place, if necessary, to solicit additional proxies in favor of the proposal to approve the Company Mergers on the terms and conditions set forth in the merger agreement.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be Held on January 30, 2020. The proxy statement is available at www.libertyproperty.com in the "Investors" section. E88219-S94424 PROXY LIBERTY PROPERTY TRUST 650 E SWEDESFORD RD. WAYNE, PA 19087 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF LIBERTY PROPERTY TRUST The undersigned shareholder of LIBERTY PROPERTY TRUST (the "Trust") hereby appoints William P. Hankowsky and Shawn Neuman, and each of them acting individually, as the attorney and proxy of the undersigned, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of beneficial interest of the Trust which the undersigned would be entitled to vote if personally present at the special meeting of shareholders of the Trust to be held on January 30, 2020, at 11:00 am, local time, at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, PA 19103, and any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side. The Board of Trustees recommends a vote FOR the proposal to approve the Company Mergers on the terms and conditions set forth in the merger agreement, FOR the non-binding advisory proposal to approve certain compensation that may be paid or become payable to certain named executive officers of the Trust in connection with the Company Mergers and the other transactions contemplated by the merger agreement, and FOR the proposal to approve one or more adjournments of the Trust's special meeting to another date, time or place, if necessary, to solicit additional proxies in favor of the proposal to approve the Company Mergers on the terms and conditions set forth in the merger agreement. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted "FOR" the proposal to approve the Company Mergers on the terms and conditions set forth in the merger agreement, "FOR" the non-binding advisory proposal to approve certain compensation that may be paid or become payable to certain named executive officers of the Trust in connection with the Company Mergers and the other transactions contemplated by the merger agreement, and "FOR" the proposal to approve one or more adjournments of the Trust's special meeting to another date, time or place, if necessary, to solicit additional proxies in favor of the proposal to approve the Company Mergers on the terms and conditions set forth in the merger agreement. This proxy also delegates discretionary authority to vote with respect to any other business that may properly come before the meeting or any adjournment or postponement thereof. Continued and to be signed on reverse side